Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ THIRD QUARTER DILUTED EPS RISE
59% TO $0.70 FROM $0.44, REFLECTING IMPROVED RESULTS
FROM ETHANOL PRODUCTION INTERESTS

Dayton, Ohio, (November 30, 2011) — REX American Resources Corporation (NYSE: REX) today reported results for its fiscal 2011 third quarter (“Q3 ‘11”) and nine months ended October 31, 2011. REX management will host a conference call and webcast today at 11:00 a.m. ET:

Conference Call:	212/231-2917
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

Net income attributable to REX shareholders in Q3 ‘11 was $6.5 million, or $0.70 per diluted share, compared with $4.3 million, or $0.44 per diluted share, in Q3 ‘10. Q3 ‘11 income from continuing operations net of tax attributable to REX shareholders was $6.0 million, or $0.65 per diluted share, compared with $3.7 million, or $0.38 per diluted share, in Q3 ‘10. REX recorded Q3 ‘11 income from discontinued operations of $0.5 million, or $0.05 per diluted share, compared with $0.6 million, or $0.06 per diluted share, in Q3 ‘10. Per share results in Q3 ‘11 and Q3 ‘10 are based on 9,239,000 and 9,682,000 diluted weighted average shares outstanding, respectively. Reflecting all share repurchases to date REX currently has approximately 8,322,000 common shares outstanding.

REX’s Q3 ‘11 results primarily reflect its alternative energy segment interests in six operating ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) are consolidated and those of the other five operating plants are reported as equity in income of unconsolidated ethanol affiliates. REX’s Q3 ‘11 net sales and revenue rose 20.3% to $84.5 million, from $70.3 million in Q3 ‘10, primarily reflecting significant increases in ethanol and distillers grains pricing.

REX recognizes results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q3 includes results from ethanol operations for the period July 1 through September 30.

Gross profit from REX’s consolidated operations rose 28.4% to $9.0 million in Q3 ‘11 from $7.0 million in Q3’ 10 primarily reflecting significant increases in REX’s realized distiller grains prices and the deconsolidation of the Levelland Hockley County Ethanol, LLC (“LHCE”) operations at year-end FY 2010. In Q3 ‘11, equity in income of unconsolidated ethanol affiliates increased 70.1% to $6.3 million from $3.7 million in Q3 ‘10 primarily due to the contribution of REX’s 48% interest in NuGen Energy, LLC (“NuGen”) which was purchased on July 1, 2010 and higher overall results from the Company’s unconsolidated ethanol production interests. Principally reflecting these items, REX’s Q3 ‘11 income from continuing operations before income taxes and discontinued operations increased 67.0% to $11.9 million from $7.1 million in Q3 ‘10.

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REX American Resources Q3 Results, 11/30/11	page 2

Recent Developments

▪

On November 1, REX acquired an additional approximate 50% equity ownership interest in NuGen raising its equity ownership in the entity to approximately 98%. REX acquired its additional interest in NuGen and paid in full its remaining contingent consideration liability (related to the July 2010 purchase of its initial 48% ownership interest in NuGen) for a total of $12.7 million and made a $7.0 million capital contribution to NuGen to reduce long-term debt. REX will consolidate the plant’s results in its financial statements effective November 1, 2011.

	-	In the twelve month period ended July 31, 2011 and the three month period ended October 31, 2011 NuGen generated pre-tax net income of $24.3 million and approximately $6.1 million, respectively.
-

The acquisition of a controlling interest in NuGen increases REX’s ownership of annual operating nameplate production capacity by approximately 30% from approximately 169 million gallons to approximately 219 million gallons.

REX CEO, Stuart Rose, commented, “Our strong Q3 ‘11 operating results reflect improved results at One Earth Energy and at our unconsolidated ethanol plants as well as the elimination of the drag on results from the LHCE plant. We believe our quarterly results reflect the benefit of our strategy to diversify our ethanol investment portfolio and focus on state-of-the-art plants located in corn-belt states.

“Given our balance sheet strength, early in Q4 REX increased its ownership in the NuGen plant, a highly efficient facility with solid operational performance, a favorable location and an excellent management team. As such, we will consolidate NuGen’s results beginning in the current quarter and we are confident that the economic structure of this transaction will prove to be very favorable for our shareholders. In addition, we remain well positioned to pursue further ethanol, renewable resource or industrial project investment opportunities that offer attractive risk-adjusted returns and plan to continue to make opportunistic repurchases of our common stock.”

Balance Sheet and Share Repurchase Program
At October 31, 2011, REX had cash and cash equivalents of $86.8 million, $67.0 million of which was at the parent and $19.8 million of which was at One Earth, its consolidated ethanol production facility. This compares with cash and cash equivalents of $91.0 million at January 31, 2011, $72.6 million of which was at the parent and $18.4 million of which was at its consolidated ethanol production facility. REX repurchased 1,057,696 common shares in Q3 ‘11 at an average price of $17.07.

To date in Q4 ‘11, REX repurchased an additional 55,788 common shares at an average price of $17.82. Reflecting all share repurchases to date, REX is authorized to repurchase up to an additional 162,455 shares of its common stock and currently has approximately 8,321,819 common shares outstanding.

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REX American Resources Q3 Results, 11/30/11	page 3

At October 31, 2011, REX had lease agreements, as landlord for all or parts of five former retail store locations. REX has 19 owned former retail stores that were vacant or had temporary seasonal leases at October 31, 2011, which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data

	Three Months		Nine Months
($ in thousands)	Ended October 31		Ended October 31,
	2011	2010	2011	2010

Net sales and revenue:
Alternative energy (1)	$84,144	$69,974	$238,557	$205,797
Real estate	380	282	926	729

Total net sales and revenues	$84,524	$70,256	$239,483	$206,526

Segment gross profit (loss):
Alternative energy (1)	$8,965	$7,155	$14,694	$20,951
Real estate	(1)	(175)	(1,389)	(472)

Total gross profit	$8,964	$6,980	$13,305	$20,479

Segment profit (loss):
Alternative energy (1)	$12,394	$7,929	$22,827	$18,599
Real estate	(47)	(219)	(1,538)	(638)
Corporate expense	(511)	(605)	(1,700)	(2,099)
Interest expense	(25)	(73)	(87)	(205)
Income from synthetic fuel partnerships	—	—	2,883	—
Interest income	74	86	289	355

Income from continuing operations before income taxes and noncontrolling interests	$11,885	$7,118	$22,674	$16,012

(1)

The fiscal third quarter and nine months ended October 31, 2010 include results attributable to non-controlling interests (which REX does not own) for Levelland Hockley (44%) and One Earth (26%). Reflecting REX’s write-down and deconsolidation of its LHCE ownership effective January 31, 2011, the fiscal third quarter and nine months ended October 31, 2011 include results attributable to One Earth’s non-controlling interest of 26%.

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

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REX American Resources Q3 Results, 11/30/11	page 4

Segment Assets

($ in thousands)	October 31, 2011	January 31, 2011

Alternative energy	$263,062	$257,202
Real estate	18,564	22,235
Corporate	75,001	96,285

Total assets	$356,627	$375,722

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests

		As of
		October 31, 2011		November 1, 2011

Entity	Nameplate Production Capacity (annual gallons)	REX’s Ownership Interest	REX Effective Nameplate Capacity Owned (annual gallons)	REX’s Ownership Interest	REX Effective Nameplate Capacity Owned (annual gallons)

One Earth Energy, LLC Gibson City, IL	100M	74%	74.0M	74%	74.0M
NuGen Energy, LLC Marion, SD (1)	100M	48%	48.0M	98%	98.0M
Patriot Renewable Fuels, LLC	100M	23%	23.0M	23%	23.0M
Big River Resources, LLC W. Burlington, IA	92M	10%	9.2M	10%	9.2M
Big River Resources, LLC Galva, IL	100M	10%	10.0M	10%	10.0M
Big River United Energy, LLC Dyersville, IA	100M	5%	5.0M	5%	5.0M

Total (2)	592M	n/a	169.2M	n/a	219.2M

(1)

On November 1, through a wholly-owned subsidiary, REX acquired an additional approximate 50% equity ownership interest in NuGen raising its equity ownership in the entity to approximately 98%. As a result, REX will consolidate the plant’s results in its financial statements effective November 1, 2011.

(2)

Table excludes nameplate production capacity and the effective nameplate capacity owned by REX related to the LHCE operations which ceased production in January 2011 and were written off at January 31, 2011.

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REX American Resources Q3 Results, 11/30/11	page 5

The following tables summarize select data related to REX’s consolidated alternative energy interests

($ in thousands)	Three Months Ended October 31,				Nine Months Ended October 31,
	2011		2010		2011		2010

Alternative Energy Segment Sales:
Ethanol	$69,460	83%	$58,394	83%	$194,970	82%	$171,677	83%
Distillers grains	14,684	17%	11,522	17%	43,587	18%	33,768	17%
Other	—	0%	58	0%	—	0%	352	0%

Total Alternative Energy Sales	$84,144	100%	$69,974	100%	$238,557	100%	$205,797	100%

	Three Months Ended October 31,		% Change	Nine Months Ended October 31,		% Change
Average Price/Cost	2011	2010		2011	2010

Ethanol – gallon	$2.70	$1.71	+57.9%	$2.51	$1.67	+50.3%
Dried distillers grains - ton	$203.13	$118.88	+70.9%	$193.47	$117.30	+64.9%
Wet distillers grains – ton	$66.93	$36.53	+83.2%	$58.47	$33.63	+73.9%
Grain – bushel	$7.05	$3.81	+85.0%	$6.89	$3.70	+86.2%
Natural gas – mmbtu	$4.95	$4.81	+2.9%	$4.66	$5.00	-6.8%

About REX American Resources Corporation

REX American Resources has interests in six operating ethanol production facilities representing ownership of approximately 219 million gallons per year of annual operating nameplate capacity. The total annual operating nameplate capacity of ethanol production facilities in which REX has ownership interests in is approximately 592 million gallons per year. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distillers grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500
rex@jcir.com

-statement of operations follow-

REX American Resources Q3 Results, 11/30/11	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,

	2011	2010	2011	2010

Net sales and revenue	$84,524	$70,256	$239,483	$206,526
Cost of sales	75,560	63,276	226,178	186,047

Gross profit	8,964	6,980	13,305	20,479
Selling, general and administrative expenses	(2,334)	(1,815)	(6,590)	(5,805)
Interest income	92	121	362	408
Interest expense	(620)	(1,367)	(1,923)	(4,109)
Income from synthetic fuel investments	—	—	2,883	—
Loss on early termination of debt	—	—	—	(48)
Equity in income of unconsolidated ethanol affiliates	6,284	3,694	15,827	7,625
Losses on derivative financial instruments, net	(501)	(495)	(1,190)	(2,538)

Income from continuing operations before provision for income taxes and discontinued operations	11,885	7,118	22,674	16,012
Provision for income taxes	(4,039)	(2,591)	(8,158)	(5,717)

Income from continuing operations including noncontrolling interests	7,846	4,527	14,516	10,295
Income from discontinued operations, net of tax	214	422	975	1,335
Gain on disposal of discontinued operations, net of tax	267	152	425	170

Net income including noncontrolling interests	8,327	5,101	15,916	11,800
Net income attributable to noncontrolling interests	(1,845)	(851)	(2,435)	(2,128)

Net income attributable to REX common shareholders	$6,482	$4,250	$13,481	$9,672

Weighted average shares outstanding – basic	9,205	9,541	9,385	9,723

Basic income per share from continuing operations attributable to REX common shareholders	$0.65	$0.39	$1.29	$0.84
Basic income per share from discontinued operations attributable to REX common shareholders	0.02	0.04	0.10	0.14
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	0.03	0.02	0.05	0.01

Basic net income per share attributable to REX common shareholders	$0.70	$0.45	$1.44	$0.99

Weighted average shares outstanding – diluted	9,239	9,682	9,453	9,900

Diluted income per share from continuing operations attributable to REX common shareholders	$0.65	$0.38	$1.28	$0.83
Diluted income per share from discontinued operations attributable to REX common shareholders	0.02	0.04	0.10	0.14
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	0.03	0.02	0.05	0.01

Diluted net income per share attributable to REX common shareholders	$0.70	$0.44	$1.43	$0.98

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$6,001	$3,676	$12,081	$8,167
Income from discontinued operations, net of tax	481	574	1,400	1,505

Net income	$6,482	$4,250	$13,481	$9,672

Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

-balance sheet follows-

REX American Resources Q3 Results, 11/30/11	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheet
(in thousands) Unaudited

	October 31, 2011	January 31, 2011

Assets
Current assets:
Cash and cash equivalents	$86,768	$91,019
Accounts receivable, net	7,301	9,619
Inventory	10,085	7,819
Refundable income taxes	1,250	8,503
Prepaid expenses and other	2,266	3,055
Deferred taxes, net	1,090	5,834

Total current assets	108,760	125,849
Property and equipment, net	158,856	169,811
Other assets	4,235	5,907
Deferred taxes, net	2,421	5,206
Equity method investments	80,755	67,349
Restricted investments and deposits	1,600	1,600

Total assets	$356,627	$375,722

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy (1)	$10,741	$9,672
Current portion of long-term debt, other	342	342
Accounts payable, trade	1,246	2,557
Deferred income	2,252	3,982
Accrued real estate taxes	2,132	2,393
Accrued payroll and related items	1,637	829
Derivative financial instruments	1,740	1,835
Other current liabilities	4,415	2,957

Total current liabilities	24,505	24,567

Long-term liabilities:
Long-term debt, alternative energy (1)	60,955	69,049
Long-term debt, other	789	1,924
Deferred income	873	2,416
Derivative financial instruments	3,045	3,688
Other	2,826	4,114

Total long-term liabilities	68,488	81,191

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,379	142,293
Retained earnings	309,534	296,053
Treasury stock	(214,057)	(193,713)

Total REX shareholders’ equity	238,155	244,932
Noncontrolling interests	25,479	25,032

Total equity	263,634	269,964

Total liabilities and equity	$356,627	$375,722

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiary.

-statement of cash flows follow-

REX American Resources Q3 Results, 11/30/11	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Nine Months Ended October 31,

	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interests	$15,916	$11,800
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	8,206	12,836
Impairment charges and other	1,164	687
Income from equity method investments	(15,827)	(7,625)
Income from synthetic fuel investments	(2,883)	—
Gain on disposal of real estate and property and equipment	(634)	(461)
Dividends received from equity method investees	2,316	1,057
Deferred income	(3,273)	(6,285)
Derivative financial instruments	(738)	699
Deferred income tax	8,177	5,512
Changes in assets and liabilities:
Accounts receivable	2,318	(3,119)
Inventory	(2,266)	(1,848)
Other assets	9,486	5,711
Accounts payable, trade	(1,475)	84
Other liabilities	2,031	(799)

Net cash provided by operating activities	22,518	18,249

Cash flows from investing activities:
Capital expenditures	(720)	(3,799)
Proceeds from sale of synthetic fuel investment	2,883	—
Purchase of equity method investment	—	(9,216)
Principal payments received on investment in debt instruments	—	1,014
Proceeds from sale of real estate and property and equipment	3,436	6,966
Proceeds from sale of restricted investments	—	500

Net cash provided by (used in) investing activities	5,599	(4,535)

Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(8,160)	(21,321)
Repayments of contingent consideration	(1,313)	—
Stock options exercised	317	1,438
Payments to noncontrolling interests holders	(1,796)	—
Other	(192)	—
Treasury stock acquired	(21,224)	(6,666)

Net cash used in financing activities	(32,368)	(26,549)

Net decrease in cash and cash equivalents	(4,251)	(12,835)
Cash and cash equivalents, beginning of period	91,019	100,398

Cash and cash equivalents, end of period	$86,768	$87,563

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